As filed with the Securities and Exchange Commission on February 17, 2006
                                                      Registration No. 333-31226
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 7
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                   -----------

                           Broadband HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

                                   -----------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)
                                   -----------

                                   Copies to:

               Judith Witterschein, Esq.                 Andrew B. Janszky, Esq.
                  Corporate Secretary                    Shearman & Sterling LLP
   Merrill Lynch, Pierce, Fenner & Smith Incorporated     599 Lexington Avenue
                    250 Vesey Street                    New York, New York 10022
                New York, New York 10281                     (212) 848-4000
                     (212) 449-1000
        (Name, address, including zip code,
        and telephone number, including area
              code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]





================================================================================

PROSPECTUS


                                [GRAPHIC OMITTED]







                        1,000,000,000 Depositary Receipts
                             Broadband HOLDRS Trust

         The Broadband HOLDRS(SM) Trust issues Depositary Receipts called Broadband HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market products and services which facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Broadband HOLDRS in a round-lot amount of 100 Broadband HOLDRS or round-lot multiples. Broadband HOLDRS are separate from the underlying deposited common stocks that are represented by the Broadband HOLDRS. For a list of the names and the number of shares of the companies that make up a Broadband HOLDR, see "Highlights of Broadband HOLDRS--The Broadband HOLDRS" starting on page 10. The Broadband HOLDRS trust will issue Broadband HOLDRS on a continuous basis.

         Investing in Broadband HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         Broadband HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Broadband HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


         The Broadband HOLDRS are listed on the American Stock Exchange under the symbol "BDH." On February 15, 2006 the last reported sale price of the Broadband HOLDRS on the American Stock Exchange was $20.44.


                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------


                The date of this prospectus is February 16, 2006.


 "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY........................................................................3
RISK FACTORS...................................................................4
HIGHLIGHTS OF BROADBAND HOLDRS................................................10
THE TRUST.....................................................................20
DESCRIPTION OF BROADBAND HOLDRS...............................................20
DESCRIPTION OF THE UNDERLYING SECURITIES......................................21
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT.................................23
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................27
ERISA CONSIDERATIONS..........................................................32
PLAN OF DISTRIBUTION..........................................................32
LEGAL MATTERS.................................................................32
WHERE YOU CAN FIND MORE INFORMATION...........................................32

                               -------------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about Broadband HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Broadband HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Broadband HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes that may apply to ownership of the Broadband HOLDRS or of the underlying securities through an investment in the Broadband HOLDRS.

                                     SUMMARY


         The Broadband HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of March 22, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the broadband industry. Companies involved in the broadband industry develop, manufacture and market products and services which, among other things, facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Broadband HOLDRS is specified under "Highlights of Broadband HOLDRS--The Broadband HOLDRS." This group of common stocks, and the securities of any company that may be added to the Broadband HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 22 companies included in the Broadband HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Broadband HOLDRS are separate from the underlying common stocks that are represented by the Broadband HOLDRS. On February 14, 2006 there were 8,064,000 Broadband HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Broadband HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Broadband HOLDRS, including the risks associated with a concentrated investment in broadband companies.

General Risk Factors

         o Loss of investment. Because the value of Broadband HOLDRS directly relater to the value of the underlying securities, you may lose a substantial portion of your investment in the Broadband HOLDRS if the underlying securities decline in value.

         o Discount trading price. Broadband HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, a Broadband HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Broadband HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the broadband industry. At the time of the initial offering, the companies included in the Broadband HOLDRS were generally considered to be involved in various aspects of the broadband industry. However, the market price of the underlying securities and the Broadband HOLDRS may not necessarily follow the price movements of the entire broadband industry. If the underlying securities decline in value, your investment in the Broadband HOLDRS will decline in value, even if common stock prices of companies involved in the broadband industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Broadband HOLDRS may not be involved in the broadband industry. In this case, the Broadband HOLDRS may not consist of securities issued only by companies involved in the broadband industry.

         o Not necessarily comprised of solely broadband companies. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Broadband HOLDRS and that are not involved in the broadband industry may be included in the Broadband HOLDRS. The securities of a new company will only be distributed from the Broadband HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Broadband HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Broadband HOLDRS provides no assurance that each new company included in the Broadband HOLDRS will be involved in the broadband industry. Currently, the underlying securities included in the Broadband HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Broadband HOLDRS yet not be involved in the broadband industry. In addition the GICS sector classifications of securities included in the Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Broadband HOLDRS, which may also result in the inclusion in the Broadband HOLDRS of the securities of a new company that is not involved in the broadband industry.

         o No investigation of underlying securities. The underlying securities initially included in the Broadband HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the broadband industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Broadband HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Broadband HOLDRS may not necessarily be a diversified investment in the broadband industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Broadband HOLDRS, may also reduce diversification. Broadband HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Broadband HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Broadband HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Broadband HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Broadband HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Broadband HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Broadband HOLDRS, you will not be able to trade Broadband HOLDRS and you will only be able to trade the underlying securities if you cancel your Broadband HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Broadband HOLDRS. If the Broadband HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Broadband HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. There are currently 22 companies whose securities are included in the Broadband HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Broadband HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Broadband HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Broadband industry

         o The stock prices of companies involved in the broadband industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Broadband HOLDRS, and you could lose a substantial part of your investment. The trading prices of the common stocks of broadband companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

         o     general market fluctuations;

         o actual or anticipated variations in companies' quarterly operating results;

         o announcements of technological innovations or new services by competitors of the companies included in the Broadband HOLDRS;

         o announcements by broadband companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

         o failure to integrate or realize projected benefits from acquisitions;

         o     unscheduled system downtime;

         o     changes in government regulations;

         o     fluctuations in quarterly and annual operating results; and

         o     difficulty in obtaining additional financing.

         In addition, the trading prices of broadband stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many broadband stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of broadband companies, generally, could depress the stock prices of a broadband company regardless of broadband companies results. The sharp decline in the market price of many broadband and broadband-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of broadband stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of broadband stocks.


         As a result of fluctuations in the trading prices of the companies included in the Broadband HOLDRS, the trading price of Broadband HOLDRS has fluctuated significantly. The initial offering price of a Broadband HOLDR, on April 5, 2000, was $94.32 and during 2005, the price of a Broadband HOLDR reached a high of $19.65 and a low of $13.91.


    o Reduced demand for broadband products and services, underutilization of broadband capacity and other factors could adversely impact the operating results of companies whose common stocks are included in

         Broadband HOLDRS. During the 1990's and continuing into 2000, the broadband industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies. Recently, many of the companies whose common stocks are included in Broadband HOLDRS were adversely affected by the general economic slowdown and an abrupt decline in demand for many broadband products and services. This has had a significant negative impact on the market price of Broadband HOLDRS. There can be no assurance that these negative economic conditions will improve in the near term.

    o The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by broadband companies. The Internet, cable and telecommunications markets which broadband companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands. The success of many broadband companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many broadband companies. New product research and development may be costly and time-consuming. Many broadband companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

    o Some of the companies involved in the broadband industry are also engaged in other lines of business unrelated to the broadband industry, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Broadband HOLDRS have lines of business that do not relate to the broadband industry and which may present additional risks not mentioned in this prospectus. The operating results of these broadband companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the broadband industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

    o Many broadband companies have developed new technologies and created new standards for the broadband industry and currently rely on a limited number of customers as purchasers of their products. Several broadband companies currently rely on a limited number of customers for their broadband products and services. If new customers do not adopt these technologies for their own systems, the operating results and financial condition of these broadband companies may be adversely affected. In addition, many broadband technologies are marketed to cable operators. The cable industry is undergoing significant consolidation, and a limited number of cable operators control a large percentage of the cable industry. Therefore, the number of new customers may be limited, and if the leading cable operators do not adopt a broadband company's products and services, its operating results and financial conditions may be adversely affected.

    o Many broadband companies rely on a single supplier or a limited number of suppliers for the components used in their products, and if quality components are not delivered by the suppliers on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many broadband companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties supply or manufacturing could adversely affect many broadband companies ability to deliver their products and meet customer needs. There can be no assurance that broadband companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

    o The broadband industry is very competitive, and a broadband company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Broadband access services can be based on several different technologies, and the competition among broadband companies to convince a provider to select its technology can be intense. The broadband market is new and rapidly evolving and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies which compete with, or make obsolete, the existing technologies. Many broadband companies face significant competition from other companies which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

    o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many broadband companies are active acquirers of other companies as part of their business plans. There can be no assurance that many broadband companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that many broadband companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, broadband companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

    o Many broadband companies are subject to telecommunications industry regulations, which could adversely affect the nature and extent of the services offered. Many aspects of the telecommunications industry are subject to regulation at the federal, state and local levels. The regulatory entities that have jurisdiction over many broadband companies business may adopt new or modified regulations or take other actions as a result of their own regulatory processes or as directed by other governmental bodies. There can be no assurances that changes in the regulatory environment will not adversely affect the nature and extent of the services offered.

    o The international operations of many broadband companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many broadband companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

         o        general economic, social and political conditions;

         o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

         o differing tax rates, tariffs, exchange controls or other similar restrictions;

         o        currency fluctuations; and

         o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

    o Many broadband companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many broadband companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these broadband companies will be able to continue to attract and retain qualified personnel.

    o Inability to adequately protect proprietary rights may harm the competitive positions of many broadband companies. Many broadband companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, broadband companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require broadband companies to enter into royalty or licensing agreements.

    o Companies whose securities are included in the Broadband HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Broadband HOLDRS. Companies whose securities are included in Broadband HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Broadband HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the broadband industry.

                         HIGHLIGHTS OF BROADBAND HOLDRS


         This discussion highlights information regarding Broadband HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Broadband HOLDRS.


Issuer...................................    Broadband HOLDRS Trust.

The trust................................    The Broadband HOLDRS Trust was
                                             formed under the depositary trust
                                             agreement, dated as of March 22,
                                             2000, among The Bank of New York,
                                             as trustee, Merrill Lynch, Pierce,
                                             Fenner & Smith Incorporated, other
                                             depositors and the owners of the
                                             Broadband HOLDRS and was amended on
                                             November 22, 2000. The trust is not
                                             a registered investment company
                                             under the Investment Company Act of
                                             1940.

Initial depositor........................    Merrill Lynch, Pierce, Fenner &
                                             Smith Incorporated.

Trustee..................................    The Bank of New York, a New York
                                             state-chartered banking
                                             organization, is the trustee and
                                             receives compensation as set forth
                                             in the depositary trust agreement.
                                             The trustee is responsible for
                                             receiving deposits of underlying
                                             securities and delivering Broadband
                                             HOLDRS representing the underlying
                                             securities issued by the Trust. The
                                             trustee holds the underlying
                                             securities on behalf of Broadband
                                             HOLDRS.

Purpose of Broadband HOLDRS..............    Broadband HOLDRS are designed to
                                             achieve the following:

                                             Diversification. Broadband HOLDRS
                                             are designed to allow you to
                                             diversify your investment in the
                                             broadband business through a
                                             single, exchange-listed instrument
                                             representing your undivided
                                             beneficial ownership of the
                                             underlying securities.

                                             Flexibility. The beneficial owners
                                             of Broadband HOLDRS have undivided
                                             beneficial ownership interests in
                                             each of the underlying securities
                                             represented by the Broadband
                                             HOLDRS, and can cancel their
                                             Broadband HOLDRS to receive each of
                                             the underlying securities
                                             represented by the Broadband
                                             HOLDRS.

                                             Transaction costs. The expenses
                                             associated with buying and selling
                                             Broadband HOLDRS in the secondary
                                             market are expected to be less than
                                             separately buying and selling each
                                             of the underlying securities in a
                                             traditional brokerage account with
                                             transaction-based charges.

Trust assets.............................    The trust holds shares of common
                                             stock issued by specified companies
                                             that, when initially selected, were
                                             involved in the broadband industry.
                                             Except when a reconstitution event,
                                             distribution of securities by an
                                             underlying issuer or other event
                                             occurs, the group of companies will
                                             not change. Reconstitution events
                                             are described in this prospectus
                                             under the heading "Description of
                                             the Depositary Trust
                                             Agreement--Distributions" and
                                             "--Reconstitution events." There
                                             are currently 22 companies included
                                             in the Broadband HOLDRS. The
                                             trust's assets may increase or
                                             decrease as a result of in-kind
                                             deposits and withdrawals of the
                                             underlying securities during the
                                             life of the trust.

The Broadband HOLDRS.....................    The trust has issued, and may
                                             continue to issue, Broadband HOLDRS
                                             that represent an undivided
                                             beneficial ownership interest in
                                             the shares of common stock that are
                                             held by the trust. The Broadband
                                             HOLDRS themselves are separate from
                                             the underlying securities that are
                                             represented by the Broadband
                                             HOLDRS.

                                             The following chart provides the

                                                 o    names of the 22 issuers of
                                                      the underlying securities
                                                      currently represented by a
                                                      Broadband HOLDR,

                                                 o    stock ticker symbols,

                                                 o    share amounts currently
                                                      represented by a round-lot
                                                      of 100 Broadband HOLDRS,
                                                      and

                                                 o    principal U.S. market on
                                                      which the shares of common
                                                      stock of the selected
                                                      companies are traded.

                                                                                                 Primary
                                                                                  Share          Trading
                               Name of Company                  Ticker          Amounts          Market
                               ---------------                  ------          -------          ------


                               Agere Systems Inc.               AGR              0.798493151     NYSE
                               Applied Micro Circuits
                                  Corporation                   AMCC                2            NASDAQ
                               Broadcom Corporation (1)         BRCM                2            NASDAQ
                               Ciena Corporation                CIEN                2            NASDAQ
                               Comverse Technology, Inc.        CMVT                2            NASDAQ
                               Conexant Systems, Inc.           CNXT                2            NASDAQ
                               Corning, Inc.                    GLW                 9            NYSE
                               Freescale Semiconductor CL B     FSL.B            1.98747         NYSE
                               JDS Uniphase
                                  Corporation                   JDSU              11.8           NASDAQ
                               Lucent Technologies, Inc.        LU                 29            NYSE
                               Mindspeed Technologies           MSPD            0.6666667        AMEX
                               Motorola, Inc.                   MOT                18            NYSE
                               Nortel Networks Corporation      NT                 28            NYSE
                               PMC-Sierra, Inc.                 PMCS                1            NASDAQ
                               Qualcomm Incorporated            QCOM               16            NASDAQ
                               RF Micro Devices, Inc.           RFMD                2            NASDAQ
                               Scientific-Atlanta, Inc.         SFA                 2            NYSE
                               Skyworks Solutions, Inc.         SWKS              0.702          NASDAQ
                               Sycamore Networks, Inc.          SCMR                3            NASDAQ
                               Tellabs, Inc.                    TLAB                4            NASDAQ
                               Terayon Communications
                                  Systems, Inc.                 TERN               2             NASDAQ
                               Tut Systems                      TUTS            0.0326432        NASDAQ

(1) Effective Monday, February 27, 2006 deposits of Broadcom Corporation common stock (NASDAQ: "BRCM") for the creation of Broadband HOLDRS will increase to 3 BRCM (instead of 2 BRCM) per round lot of 100 Broadband HOLDRS as a result of the anticipated 3 for 2 stock split of Broadcom Corporation that is anticipated to occur on February 22, 2006.


                                             The companies whose common stocks
                                             were included in the Broadband
                                             HOLDRS at the time Broadband HOLDRS
                                             were originally issued were
                                             generally considered to be among
                                             the 20 largest and most liquid
                                             companies with U.S.-traded common
                                             stock involved in the broadband
                                             industry, as measured by market
                                             capitalization and trading volume
                                             on March 14, 2000. The market
                                             capitalization of a company is
                                             determined by multiplying the
                                             market price of its common stock by
                                             the number of outstanding shares of
                                             its common stock.

                                             The trust only will issue and
                                             cancel, and you only may obtain,
                                             hold, trade or surrender, Broadband
                                             HOLDRS in a round-lot of 100
                                             Broadband HOLDRS and round-lot
                                             multiples. The trust will only
                                             issue Broadband HOLDRS upon the
                                             deposit of the whole shares
                                             represented by a round-lot of 100
                                             Broadband HOLDRS. In the event that
                                             a fractional share comes to be
                                             represented by a round-lot of
                                             Broadband HOLDRS, the trust may
                                             require a minimum of more than one
                                             round-lot of 100 Broadband HOLDRS
                                             for an issuance so that the
                                             trust will always receive whole
                                             share amounts for issuance of
                                             Broadband HOLDRS.

                                             The number of outstanding Broadband
                                             HOLDRS will increase and decrease
                                             as a result of in-kind deposits and
                                             withdrawals of the underlying
                                             securities. The trust will stand
                                             ready to issue additional Broadband
                                             HOLDRS on a continuous basis when
                                             an investor deposits the required
                                             shares of common stock with the
                                             trustee.

 Purchases...............................    You may acquire Broadband HOLDRS in
                                             two ways:

                                                 o    through an in-kind deposit
                                                      of the required number of
                                                      shares of common stock of
                                                      the underlying issuers
                                                      with the trustee, or

                                                 o    through a cash purchase in
                                                      the secondary trading
                                                      market.

 Issuance and cancellation fees .........    If you wish to create Broadband
                                             HOLDRS by delivering to the trust
                                             the requisite shares of common
                                             stock represented by a round-lot of
                                             100 Broadband HOLDRS, The Bank of
                                             New York as trustee will charge you
                                             an issuance fee of up to $10.00 for
                                             each round-lot of 100 Broadband
                                             HOLDRS. If you wish to cancel your
                                             Broadband HOLDRS and withdraw your
                                             underlying securities, The Bank of
                                             New York as trustee will charge you
                                             a cancellation fee of up to $10.00
                                             for each round-lot of 100 Broadband
                                             HOLDRS.

 Commissions.............................    If you choose to deposit underlying
                                             securities in order to receive
                                             Broadband HOLDRS, you will be
                                             responsible for paying any sales
                                             commission associated with your
                                             purchase of the underlying
                                             securities that is charged by your
                                             broker in addition to the issuance
                                             fee charged by the trustee
                                             described above.

 Custody fees............................    The Bank of New York, as trustee
                                             and as custodian, will charge you a
                                             quarterly custody fee of $2.00 for
                                             each round-lot of 100 Broadband
                                             HOLDRS, to be deducted from any
                                             cash dividend or other cash
                                             distributions on underlying
                                             securities received by the trust.
                                             With respect to the aggregate
                                             custody fee payable in any calendar
                                             year for each Broadband HOLDR, the
                                             trustee will waive that portion of
                                             the fee which exceeds the total
                                             cash dividends and other cash
                                             distributions received, or to be
                                             received, and payable with respect
                                             to such calendar year.

 Rights relating to Broadband HOLDRS.....    You have the right to withdraw the
                                             underlying securities upon request
                                             by delivering a round-lot or
                                             integral multiple of a round-lot of
                                             Broadband HOLDRS to the trustee,
                                             during the trustee's business
                                             hours, and paying the cancellation
                                             fees, taxes and other charges. You
                                             should receive the underlying
                                             securities no later than the
                                             business day after the trustee
                                             receives a proper notice of
                                             cancellation. The trustee will not
                                             deliver fractional
                                             shares of underlying securities. To
                                             the extent that any cancellation of
                                             Broadband HOLDRS would otherwise
                                             require the delivery of a
                                             fractional share, the trustee will
                                             sell the fractional share in the
                                             market and the trust, in turn, will
                                             deliver cash in lieu of the
                                             fractional share. Except with
                                             respect to the right to vote for
                                             dissolution of the trust, the
                                             Broadband HOLDRS themselves will
                                             not have voting rights.

 Rights relating to the underlying
     securities..........................    Broadband HOLDRS represents your
                                             beneficial ownership of the
                                             underlying securities. Owners of
                                             Broadband HOLDRS have the same
                                             rights and privileges as if they
                                             owned the underlying securities
                                             beneficially outside of Broadband
                                             HOLDRS. These include the right to
                                             instruct the trustee to vote the
                                             underlying securities or you may
                                             attend shareholder meetings
                                             yourself, the right to receive any
                                             dividends and other distributions
                                             on the underlying securities that
                                             are declared and paid to the
                                             trustee by an issuer of an
                                             underlying security, the right to
                                             pledge Broadband HOLDRS and the
                                             right to surrender Broadband HOLDRS
                                             to receive the underlying
                                             securities. Broadband HOLDRS does
                                             not change your beneficial
                                             ownership in the underlying
                                             securities under United States
                                             federal securities laws, including
                                             sections 13(d) and 16(a) of the
                                             Securities Exchange Act of 1934. As
                                             a result, you have the same
                                             obligations to file insider trading
                                             reports that you would have if you
                                             held the underlying securities
                                             outside of Broadband HOLDRS.
                                             However, due to the nature of
                                             Broadband HOLDRS, you will not be
                                             able to participate in any dividend
                                             reinvestment program of an issuer
                                             of underlying securities unless you
                                             cancel your Broadband HOLDRS (and
                                             pay the applicable fees) and
                                             receive all of the underlying
                                             securities.

                                             A holder of Broadband HOLDRS is not
                                             a registered owner of the
                                             underlying securities. In order to
                                             become a registered owner, a holder
                                             of Broadband HOLDRS would need to
                                             surrender their Broadband HOLDRS,
                                             pay the applicable fees and
                                             expenses, receive all of the
                                             underlying securities and follow
                                             the procedures established by the
                                             issuers of the underlying
                                             securities for registering their
                                             securities in the name of such
                                             holder.

                                             You retain the right to receive any
                                             reports and communications that the
                                             issuers of underlying securities
                                             are required to send to beneficial
                                             owners of their securities. As
                                             such, you will receive such reports
                                             and communications from the broker
                                             through which you hold your
                                             Broadband HOLDRS in the same manner
                                             as if you beneficially owned your
                                             underlying securities outside of
                                             Broadband HOLDRS in "street name"
                                             through a brokerage account. The
                                             trustee will not attempt to
                                             exercise the right to vote that
                                             attaches to, or give a proxy with
                                             respect to, the underlying
                                             securities
                                             other than in accordance with your
                                             instructions.


                                             The depositary trust agreement
                                             entitles you to receive, subject to
                                             certain limitations and net of any
                                             fees and expenses of the trustee,
                                             any distributions of cash
                                             (including dividends), securities
                                             or property made with respect to
                                             the underlying securities. However,
                                             any distribution of securities by
                                             an issuer of underlying securities
                                             will be deposited into the trust
                                             and will become part of the
                                             underlying securities unless the
                                             distributed securities are not
                                             listed for trading on a U.S.
                                             national securities exchange or
                                             through the Nasdaq National Market
                                             System or the distributed
                                             securities have a Standard & Poor's
                                             GICS sector classification that is
                                             different from the GICS sector
                                             classifications represented in the
                                             Broadband HOLDRS at the time of the
                                             distribution. In addition, if the
                                             issuer of underlying securities
                                             offers rights to acquire additional
                                             underlying securities or other
                                             securities, the rights may be
                                             distributed to you, may be disposed
                                             of for your benefit or may lapse.

                                             There may be a delay between the
                                             time any cash or other distribution
                                             is received by the trustee with
                                             respect to the underlying
                                             securities and the time such cash
                                             or other distributions are
                                             distributed to you. In addition,
                                             you are not entitled to any
                                             interest on any distribution by
                                             reason of any delay in distribution
                                             by the trustee. If any tax or other
                                             governmental charge becomes due
                                             with respect to Broadband HOLDRS or
                                             any underlying securities, you will
                                             be responsible for paying that tax
                                             or governmental charge.

                                             If you wish to participate in a
                                             tender offer for any of the
                                             underlying securities, or any form
                                             of stock repurchase program by an
                                             issuer of an underlying security,
                                             you must surrender your Broadband
                                             HOLDRS (and pay the applicable fees
                                             and expenses) and receive all of
                                             your underlying securities in
                                             exchange for your Broadband HOLDRS.
                                             For specific information about
                                             obtaining your underlying
                                             securities, you should read the
                                             discussion under the caption
                                             "Description of the Depositary
                                             Trust Agreement -Withdrawal of
                                             underlying securities."

 Ownership rights in fractional shares
    in the underlying securities.........    As a result of distributions of
                                             securities by companies included in
                                             the Broadband HOLDRS or other
                                             corporate events, such as mergers,
                                             a Broadband HOLDR may represent an
                                             interest in a fractional share of
                                             an underlying security. You are
                                             entitled to receive distributions
                                             proportionate to your fractional
                                             shares.

                                             In addition, you are entitled to
                                             receive proxy materials and other
                                             shareholder communications and you
                                             are entitled to exercise voting
                                             rights proportionate to your
                                             fractional shares. The trustee will
                                             aggregate the votes of all of the
                                             share fractions represented by
                                             Broadband HOLDRS and will vote the
                                             largest possible number of whole
                                             shares. If, after aggregation,
                                             there is a fractional remainder,
                                             this fraction will be ignored,
                                             because the issuer will only
                                             recognize whole share votes. For
                                             example, if 100,001 round-lots of
                                             100 Broadband HOLDRS are
                                             outstanding and each round-lot of
                                             100 Broadband HOLDRS represents
                                             1.75 shares of an underlying
                                             security, there will be 175,001.75
                                             votes of the underlying security
                                             represented by Broadband HOLDRS. If
                                             holders of 50,000 round-lots of 100
                                             Broadband HOLDRS vote their
                                             underlying securities "yes" and
                                             holders of 50,001 round-lots of 100
                                             Broadband HOLDRS vote their
                                             underlying securities "no", there
                                             will be 87,500 affirmative votes
                                             and 87,501.75 negative votes. The
                                             trustee will ignore the .75
                                             negative votes and will deliver to
                                             the issuer 87,500 affirmative votes
                                             and 87,501 negative votes.

 Reconstitution events...................    The depositary trust agreement
                                             provides for the automatic
                                             distribution of underlying
                                             securities from the Broadband
                                             HOLDRS to you in the following four
                                             circumstances:

                                             A.    If an issuer of underlying
                                                   securities no longer has a
                                                   class of securities
                                                   registered under section 12
                                                   of the Securities Exchange
                                                   Act of 1934, then the trustee
                                                   will distribute the shares of
                                                   that company to the owners of
                                                   the Broadband HOLDRS.

                                             B.    If the SEC finds that an
                                                   issuer of underlying
                                                   securities should be
                                                   registered as an investment
                                                   company under the Investment
                                                   Company Act of 1940, and the
                                                   trustee has actual knowledge
                                                   of the SEC finding, then its
                                                   securities will no longer be
                                                   an underlying security and
                                                   the trustee will distribute
                                                   the shares of that company to
                                                   the owners of the Broadband
                                                   HOLDRS.

                                             C.    If the underlying securities
                                                   of an issuer cease to be
                                                   outstanding as a result of a
                                                   merger, consolidation, or
                                                   other corporate combination
                                                   or other event, the trustee
                                                   will distribute the
                                                   consideration paid by and
                                                   received from the acquiring
                                                   company or the securities
                                                   received in exchange for the
                                                   securities of the underlying
                                                   issuer whose securities cease
                                                   to be outstanding to the
                                                   beneficial owners of
                                                   Broadband HOLDRS, only if the
                                                   distributed securities have a
                                                   different Standard & Poor's
                                                   GICS sector classification
                                                   than any of the underlying
                                                   securities represented in the
                                                   Broadband HOLDRS at the time
                                                   of the distribution or
                                                   exchange or if the securities
                                                   received are not listed for
                                                   trading on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System. In any other
                                                   case, the
                                                   additional securities
                                                   received will be deposited
                                                   into the trust.

                                             D.    If an issuer's underlying
                                                   securities are delisted from
                                                   trading on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System and are not
                                                   listed for trading on another
                                                   U.S. national securities
                                                   exchange or through the
                                                   Nasdaq National Market System
                                                   within five business days
                                                   from the date the securities
                                                   are delisted.

                                             To the extent a distribution of
                                             underlying securities from the
                                             Broadband HOLDRS is required as a
                                             result of a reconstitution event,
                                             the trustee will deliver the
                                             underlying security to you as
                                             promptly as practicable after the
                                             date that the trustee has knowledge
                                             of the occurrence of a
                                             reconstitution event.

                                             In addition, securities of a new
                                             company will be added to the
                                             Broadband HOLDRS, as a result of a
                                             distribution of securities by an
                                             underlying issuer, where a
                                             corporate event occurs, or where
                                             the securities of an underlying
                                             issuer are exchanged for the
                                             securities of another company,
                                             unless the securities received have
                                             a Standard & Poor's GICS sector
                                             classification that is different
                                             from the GICS sector classification
                                             of any other security then included
                                             in the Broadband HOLDRS or are not
                                             listed for trading on a U.S.
                                             national securities exchange or
                                             through the Nasdaq National Market
                                             System.

                                             It is anticipated, as a result of
                                             the broadly defined Standard &
                                             Poor's GICS sectors, that most
                                             distributions or exchanges of
                                             securities will result in the
                                             inclusion of new securities in
                                             Broadband HOLDRS. The trustee will
                                             review the Standard & Poor's GICS
                                             sector classifications of
                                             securities to determine whether
                                             securities received as a result of
                                             a distribution by an underlying
                                             issuer or as consideration for
                                             securities included in the
                                             Broadband HOLDRS or distributed to
                                             you.

 Standard & Poor's sector
     classifications....................     Standard & Poor's Corporation is an
                                             independent source of market
                                             information that, among other
                                             things, maintains the Global
                                             Industry Classification Standard,
                                             referred to herein as "GICS," which
                                             classifies the securities of public
                                             companies into various sector
                                             classifications based upon GICS
                                             sectors, which are derived from its
                                             own criteria. The GICS
                                             classification standards were
                                             exclusively effective as of January
                                             2, 2002. There are 10 Standard &
                                             Poor's GICS sectors and each class
                                             of publicly traded securities of a
                                             company is given only one GICS
                                             sector classification. The
                                             securities included in the

                                             Broadband HOLDRS are currently
                                             represented in the Information
                                             Technology GICS sector. The
                                             Standard & Poor's GICS sector
                                             classifications of the securities
                                             included in the Broadband HOLDRS
                                             may change over time if the
                                             companies that issued these
                                             securities change their focus of
                                             operations or if Standard & Poor's
                                             alters the criteria it uses to
                                             determine GICS sectors, or both.

Termination events......................
                                             A.    The Broadband HOLDRS are
                                                   delisted from the American
                                                   Stock Exchange and are not
                                                   listed for trading on another
                                                   U.S. national securities
                                                   exchange or through the
                                                   Nasdaq National Market System
                                                   within five business days
                                                   from the date the Broadband
                                                   HOLDRS are delisted.

                                             B.    The trustee resigns and no
                                                   successor trustee is
                                                   appointed within 60 days from
                                                   the date the trustee provides
                                                   notice to Merrill Lynch,
                                                   Pierce, Fenner & Smith
                                                   Incorporated, as initial
                                                   depositor, of its intent to
                                                   resign.

                                             C.    Beneficial owners of at least
                                                   75% of outstanding Broadband
                                                   HOLDRS vote to dissolve and
                                                   liquidate the trust.

                                             If a termination event occurs, the
                                             trustee will distribute the
                                             underlying securities as promptly
                                             as practicable after the
                                             termination event.

                                             Upon termination of the depositary
                                             trust agreement and prior to
                                             distributing the underlying
                                             securities to you, the trustee will
                                             charge you a cancellation fee of up
                                             to $10.00 per round-lot of 100
                                             Broadband HOLDRS surrendered, along
                                             with any taxes or other
                                             governmental charges, if any.

 United States Federal income tax
     consequences........................    The United States federal income
                                             tax laws will treat a U.S. holder
                                             of Broadband HOLDRS as directly
                                             owning the underlying securities.
                                             The Broadband HOLDRS themselves
                                             will not result in any United
                                             States federal income tax
                                             consequences separate from the tax
                                             consequences associated with
                                             ownership of the underlying
                                             securities.


 Listing.................................    The Broadband HOLDRS are listed on
                                             the American Stock Exchange under
                                             the symbol "BDH." On February 15,
                                             2006 the last reported sale price
                                             of the Broadband HOLDRS on the
                                             American Stock Exchange was $20.44.


 Trading.................................    Investors are only able to acquire,
                                             hold, transfer and surrender a
                                             round-lot of 100 Broadband HOLDRS.
                                             Bid and ask prices, however, are
                                             quoted per single Broadband HOLDR.

 Clearance and settlement................    Broadband HOLDRS have been issued
                                             in book-entry form. Broadband
                                             HOLDRS are evidenced by one or more
                                             global certificates that the
                                             trustee has deposited with The
                                             Depository Trust Company, referred
                                             to as DTC. Transfers within DTC
                                             will be in accordance with

                                             DTC's usual rules and operating
                                             procedures. For further information
                                             see "Description of Broadband
                                             HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Broadband HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Broadband HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Broadband HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of March 22, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Broadband HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Broadband HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Broadband HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF BROADBAND HOLDRS

         The trust has issued Broadband HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Broadband HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Broadband HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

         Broadband HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Broadband HOLDRS--The Broadband HOLDRS."

         Beneficial owners of Broadband HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Broadband HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Broadband HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Broadband HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Broadband HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Broadband HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Broadband HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Broadband HOLDRS are available only in book-entry form. Owners of Broadband HOLDRS hold their Broadband HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the broadband industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the broadband business as measured by market capitalization and trading volume.

         The Broadband HOLDRS may no longer consist exclusively of securities issued by companies involved in the broadband industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the broadband business and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Broadband HOLDRS, please refer to "Highlights of Broadband HOLDRS--The Broadband HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Broadband HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 22 underlying securities currently represented by a single Broadband HOLDR, measured at the close of the business day on November 10, 1999 and thereafter as of the end of each month through February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                      Closing                        Closing                       Closing                     Closing
                      --------                       --------                      --------                    -------
      1998             Price           1999           Price          2000           Price         2001          Price
      ----             -----           ----           -----          ----           -----         ----          -----
November 10.....       21.24    January 29.....       28.79     January 31.....     75.20    January 31...      51.27
November 30.....       21.66    February 26....       26.98     February 29....     93.89    February 28..      28.76
December 31.....       25.60    March 31.......       29.76     March 31.......     94.58    March 30.....      24.05
                                April 30.......       33.39     April 28.......     80.93    April 30.....      26.79
                                May 28.........       33.70     May 31.........     71.60    May 31.......      24.18
                                June 30........       40.93     June 30........     84.78    June 29......      21.09
                                July 30........       40.35     July 31........     83.20    July 31......      19.95
                                August 31......       41.14     August 31......     91.27    August 31....      17.26
                                September 30...       42.77     September 29...     76.10    September 28.      13.87
                                October 29.....       50.21     October 31.....     62.49    October 31...      15.53
                                November 30....       61.50     November 30....     47.26    November 29..      18.26
                                December 31....       80.48     December 29....     44.43    December 31..      16.32

                      Closing                        Closing                       Closing                     Closing
                      --------                       --------                      --------                    -------
      2002             Price           2003           Price          2004           Price         2005          Price
      ----             -----           ----           -----          ----           -----         ----          -----
January 31......       5.16    January 31.....         7.89     January 30.....     16.39    January 31.......  14.92
February 28.....       1.92    February 28....         7.68     February 27....     16.87    February 28......  14.57
March 28........       2.53    March 31.......         7.72     March 31.......     15.87    March 31.........  14.34
April 30........       1.13    April 30.......         7.84     April 30.......     14.37    April 29.........  14.15
May 31..........       0.36    May 30.........         9.12     May 28.........     15.44    May 31...........  15.52
June 28.........       7.93    June 30........         9.32     June 30........     16.28    June 30..........  15.12
July 31.........       7.02    July 31........         9.57     July 30........     14.56    July 29..........  17.25
August 30.......       7.15    August 29......        10.73     August 31......     14.68    August 31........  17.21
September 30....       5.89    September 30...        11.29     September 30...     15.19    September 30.....  18.31
October 31......       6.94    October 31.....        12.89     October 29.....     15.69    October 31.......  17.20
November 29.....       9.15    November 28....        12.95     November 30....     16.48    November 30......  18.74
December 31.....       7.45    December 31....        13.21     December 31....     16.69    December 30......  18.08

                      Closing
                      --------
      2006             Price
      ----             -----
January 31            20.01
February 14.....      19.91



                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of March 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Broadband HOLDRS, provides that Broadband HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the Broadband HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Broadband HOLDRS. You may create and cancel Broadband HOLDRS only in round-lots of 100 Broadband HOLDRS. You may create Broadband HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS. Similarly, you must surrender Broadband HOLDRS in integral multiples of 100 Broadband HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Broadband HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Broadband HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Broadband HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Broadband HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Broadband HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Broadband HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Broadband HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Broadband HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Broadband HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Broadband HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Broadband HOLDRS will be distributed from the Broadband HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Broadband HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the

Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Broadband HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Broadband HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS.

         Further issuances of Broadband HOLDRS. The depositary trust agreement provides for further issuances of Broadband HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Broadband HOLDRS will surrender their Broadband HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Broadband HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Broadband HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Broadband HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Broadband HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Broadband HOLDRS.

         Issuance and cancellation fees. If you wish to create Broadband HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Broadband HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Broadband HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Broadband HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Broadband HOLDRS for:


         o     an individual who is a citizen or resident of the United States;


         o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


         o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").


                  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Broadband HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Broadband HOLDRS, and partners in such partnerships, should consult their tax advisors.


         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Broadband HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Broadband HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


         Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

         Taxation of Broadband HOLDRS

         A receipt holder purchasing and owning Broadband HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Broadband HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Broadband HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Broadband HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Broadband HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Broadband HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Broadband HOLDRS. Similarly, with respect to sales of Broadband HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Broadband HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Broadband HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

         Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Broadband HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

         Special considerations with respect to underlying securities of foreign issuers

                  If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

                  As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o     a corporation that is incorporated in a possession of the United
               States

         but will not include:

         o     a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o     a foreign investment company (as specially defined in the Code).


         The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Broadband HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Broadband HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.


         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a

PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o     at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Broadband HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


         Non-U.S. receipt holders


         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Broadband HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
               (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Broadband HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Broadband HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Broadband HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Broadband HOLDRS. The trust delivered the initial distribution of Broadband HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

         Investors who purchase Broadband HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Broadband HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Broadband HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Broadband HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Broadband HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Broadband HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Broadband HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC AT 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect tot their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Broadband HOLDRS. This prospectus relates only to Broadband HOLDRS and doe not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Broadband HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Broadband HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.


         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.

                            AGERE SYSTEMS INC. (AGR)

         Agere Systems, Inc. engages in the design, development, manufacture and sale of integrated circuit solutions for applications, such as high-density storage, multiservice networking, wireless data and personal computer connectivity. The company operates in two segments: Consumer Enterprise and Telecommunications. The Consumer Enterprise segment provides integrated circuit solutions for various end-user applications, such as hard disk drives, data-enabled mobile phones and networking applications. The Telecommunications segment focuses on the telecommunications network equipment market and provides integrated circuit solutions for wireless and wireline infrastructure. Agere sells its products through direct sales force and distributors.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
--------- ---------- -------- --------- -------- ----------- ------ ---------- -------- ----------- ------ -----------

January        *     January    51.20  January      17.70   January    38.50   January     14.40   January     12.41
February       *     February   40.00  February     16.10   February   38.80   February    16.40
March       61.90    March      38.90  March        16.00   March      32.10   March       14.30
April       70.00    April      42.40  April        17.90   April      22.60   April       11.70
May         70.00    May        31.20  May          24.40   May        25.40   May         13.60
June        73.00    June       14.00  June         23.30   June       23.00   June        12.00
July        55.30    July       19.00  July         28.10   July       12.40   July        11.19
August      51.00    August     15.90  August       30.20   August     12.10   August      11.32
September   41.40    September  11.00  September    30.70   September  10.50   September   10.41
October     46.00    October     8.70  October      34.80   October    12.10   October     10.40
November    51.60    November   13.80  November     35.40   November   13.70   November    13.18
December    56.90    December   14.40  December     30.50   December   13.70   December    12.90

The closing price on February 14, 2006 was $13.49.

                    APPLIED MICRO CIRCUITS CORPORATION (AMCC)


         Applied Micro Circuits Corporation designs, develops, manufacturers and markets components that are used in communications products and in the infrastructure for network communications products. AMCC provides various semiconductor products, including physical layer products, overhead processing products and higher layer products. AMCC's storage products include serial and parallel ATA RAID controllers and embedded storage processors. In addition, AMCC sells fiber channel HBA products and automated test equipment products. The company sells its products through its sales force and independent manufacturer's representative and distributors principally in North America, Europe and Asia.

            Closing            Closing             Closing            Closing             Closing             Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006      Price
--------- ---------- -------- --------- -------- ---------- -------- --------- -------- ---------- -------- -----------

January       73.50  January    10.17   January      3.62   January     7.31   January      3.31   January      3.29
February      26.75  February    7.69   February     3.49   February    6.47   February     3.45   February
March         16.50  March       8.00   March        3.26   March       5.71   March        3.28   March
April         26.02  April       6.75   April        4.47   April       4.45   April        2.67   April
May           18.07  May         6.15   May          5.03   May         5.39   May          2.86   May
June          17.20  June        4.73   June         6.04   June        5.32   June         2.56   June
July          17.14  July        4.61   July         5.73   July        3.60   July         3.01   July
August        14.27  August      3.85   August       5.82   August      3.35   August       2.75   August
September      6.99  September   2.86   September    4.86   September   3.13   September    3.00   September
October       11.03  October     3.90   October      5.82   October     3.64   October      2.44   October
November      13.63  November    4.56   November     6.49   November    3.68   November     2.64   November
December      11.32  December    3.69   December     5.97   December    4.21   December     2.57   December

The closing price on February 14, 2006 was $3.42.




                           BROADCOM CORPORATION (BRCM)


         Broadcom Corporation is a provider of integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. Broadcom designs, develops and supplies complete system-on-a-chip (SoC) solutions, as well as related hardware and software system-level applications. The company's product portfolio includes solutions for digital cable and satellite set-top boxes; high definition television
(HDTV); cable and digital subscriber line (DSL) modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; voice over Internet protocol (VoIP) gateway and telephony systems; broadband network and security processors; and system input/output (I/O) server solutions. The company markets and sells its products primarily through independent distributors and representatives internationally.

            Closing            Closing             Closing            Closing            Closing             Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005     Price     2006      Price
---------- --------- -------- --------- -------- ---------- -------- --------- -------- --------- -------- ------------

January      109.94  January     42.47  January      13.54  January     40.59  January    31.83   January     68.20
February      49.25  February    30.65  February     14.48  February    40.40  February   32.25   February
March         28.90  March       35.90  March        12.35  March       39.01  March      29.92   March
April         41.56  April       34.50  April        17.89  April       37.83  April      29.90   April
May           33.26  May         22.55  May          24.51  May         42.35  May        35.53   May
June          42.76  June        17.54  June         24.91  June        46.6   June       35.53   June
July          43.63  July        18.76  July         20.27  July        35.36  July       42.77   July
August        32.15  August      16.49  August       27.27  August      27.14  August     43.50   August
September     20.30  September   10.68  September    26.66  September   27.29  September  46.92   September
October       34.41  October     11.98  October      31.94  October     27.05  October    42.42   October
November      43.99  November    19.55  November     36.39  November    32.52  November   46.52   November
December      40.87  December    15.06  December     34.02  December    32.28  December   47.15   December

The closing price on February 14, 2006 was $66.79.

                            CIENA CORPORATION (CIEN)

         CIENA Corporation develops and markets products for the optical networking equipment market. CIENA provides products systems based on fiber optic cables and switches to manage network data traffic and other multi-purpose data delivery systems. The company operates in four segments: Broadband Access Group (BBG), Data Networking Group (DNG), Global Network Services (GNS) and Transport and Switching Group (TSG). The BBG segment supplies customers with products that enable them to deliver next generation broadband access applications. The DNG segment delivers platforms for metropolitan network multiservice aggregation. The GNS segment provides consulting services for its products, and the TSG segment supports various products. The company sells its communications networking equipment, software, and services through its direct sales efforts, as well as through channel relationships primarily in the United States, Latin America, Canada, Europe and Asia.

            Closing            Closing            Closing            Closing            Closing            Closing
   2001      Price     2002     Price     2003     Price     2004     Price     2005     Price     2006     Price
---------- --------- ------- ---------- -------- --------- -------- --------- -------- --------- -------- ---------

January       90.06  January     12.70  January    5.80    January    7.25    January      2.55  January       4.00
February      67.19  February     7.76  February   5.42    February   5.73    February     1.98  February
March         41.75  March        9.00  March      4.37    March      4.97    March        1.72  March
April         55.06  April        7.49  April      4.88    April      4.13    April        2.30  April
May           54.15  May          5.66  May        5.75    May        3.59    May          2.22  May
June          38.00  June         4.19  June       5.17    June       3.70    June         2.09  June
July          33.14  July         4.03  July       5.76    July       2.82    July         2.24  July
August        17.12  August       4.05  August     6.50    August     1.82    August       2.25  August
September     10.29  September    2.97  September  5.86    September  1.98    September    2.64  September
October       16.26  October      3.68  October    6.41    October    2.47    October      2.37  October
November      17.75  November     6.65  November   7.08    September  2.55    November     2.99  November
December      14.31  December     5.14  December   6.56    December   3.34    December     2.97  December

The closing price on February 14, 2006 was $3.97.




                        COMVERSE TECHNOLOGY, INC. (CMVT)

         Comverse Technology, Inc. designs, develops, manufactures, markets and supports systems and software for multimedia, communications and information processing applications. Through its subsidiaries, Comverse offers telecommunications software, systems and related services for voice and data value-added enhanced services; analytic software-based solutions for communications interception, digital video security surveillance and business intelligence; and services that enable signaling software for wireless, wireline and Internet communications. The Company provides services to wireless and wireline telecommunications network operators and service providers, call centers, government, public and commercial organizations.


            Closing            Closing            Closing            Closing            Closing            Closing
   2001      Price     2002     Price     2003     Price     2004     Price     2005     Price     2006     Price
--------- ---------- -------- --------- -------- --------- -------- --------- -------- --------- -------- ----------

January      113.31  January     21.37  January      9.52  January     17.55  January     22.35  January      27.39
February      74.94  February    15.65  February    10.20  February    19.72  February    23.21  February
March         58.89  March       12.67  March       11.31  March       18.14  March       25.22  March
April         68.50  April       12.03  April       13.04  April       16.36  April       22.79  April
May           58.00  May         11.85  May         15.27  May         17.67  May         23.53  May
June          57.10  June         9.26  June        15.01  June        19.94  June        23.63  June
July          28.28  July         7.96  July        14.67  July        17.06  July        25.29  July
August        25.14  August       8.18  August      16.40  August      17.51  August      25.78  August
September     20.48  September    6.99  September   14.97  September   18.83  September   26.27  September
October       18.81  October      7.20  October     18.04  October     20.64  October     25.10  October
November      21.39  November    12.12  November    19.19  November    21.27  November    26.21  November
December      22.37  December    10.02  December    17.59  December    24.45  December    26.59  December

The closing price on February 14, 2006 was $28.20.

                          CONEXANT SYSTEMS, INC. (CNXT)


         Conexant Systems, Inc. designs, develops and markets semiconductor system solutions for use in products related to broadband communications, enterprise networks and the digital homes worldwide. Conexant offers modem chipsets and software for desktop and notebook PC applications, as well as fax machines, multifunction peripherals, point-of-sale terminals, set-top boxes, famine consoles and Internet terminals. The company also offers media processing products that enable the capture, display, storage, playback and transfer of audio and video content. The company markets and sells its products to original equipment manufacturers and electronic component distributors, as well as to third-party electronic manufacturing service providers.

            Closing            Closing            Closing            Closing            Closing            Closing
   2001      Price     2002     Price     2003     Price     2004     Price     2005     Price     2006     Price
---------- --------- -------- --------- -------- --------- -------- --------- -------- --------- -------- ----------

January       18.06  January     13.04  January    1.21    January    6.66    January      1.64  January       3.36
February      12.25  February    10.24  February   1.41    February   7.35    February     1.80  February
March          8.94  March       12.05  March      1.49    March      6.13    March        1.50  March
April         10.75  April       10.20  April      1.82    April      4.39    April        1.12  April
May            8.48  May          7.15  May        3.88    May        4.72    May          1.43  May
June           8.95  June         1.62  June       4.19    June       4.33    June         1.61  June
July           9.51  July         2.03  July       4.91    July       1.59    July         1.91  July
August        11.91  August       1.48  August     5.48    August     1.49    August       1.72  August
September      8.30  September    1.11  September  5.66    September  1.60    September    1.79  September
October       10.15  October      1.23  October    5.84    October    1.73    October      1.94  October
November      14.89  November     2.28  November   5.12    November   1.99    November     2.47  November
December      14.36  December     1.61  December   4.97    December   1.99    December     2.26  December

The closing price on February 14, 2006 was $2.80.



                               CORNING, INC. (GLW)

         Corning, Incorporated is a technology-based company that develops and markets telecommunications and other specialized products. Corning operates in four business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for matrix liquid crystal displays (LCDs), which are used in computer monitors and LCD televisions. The Telecommunications segment produces optical fiber and cable, as well as hardware and equipment for the worldwide telecommunications industry. The Environmental Technologies segment offers ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications. The Life Sciences Technologies segment offers laboratory products, which include microplate products, coated slides and filter plates for genomics sample preparation.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
--------- ----------- ------- --------- -------- ----------- ------- --------- --------- --------- -------- -----------

January      56.71   January      7.97  January      4.08   January     12.92  January      10.94  January      24.35
February     27.10   February     6.73  February     4.92   February    12.55  February     11.47  February
March        20.69   March        7.62  March        5.84   March       11.18  March        11.13  March
April        21.97   April        6.69  April        5.42   April       11.03  April        13.75  April
May          18.92   May          4.80  May          7.31   May         12.39  May          15.68  May
June         16.71   June         3.55  June         7.39   June        13.06  June         16.62  June
July         15.66   July         1.60  July         8.14   July        12.36  July         19.05  July
August       12.01   August       2.00  August       8.25   August      10.12  August       19.96  August
September     8.82   September    1.60  September    9.42   September   11.08  September    19.33  September
October       8.06   October      1.87  October     10.98   October     11.45  October      20.09  October
November      9.43   November     4.43  November    11.47   November    12.58  November     20.25  November
December      8.92   December     3.31  December    10.43   December    11.77  December     19.66  December

The closing price on February 14, 2006 was $24.18.

                      FREESCALE SEMICONDUCTOR, INC. (FSL.B)

         Freescale Semiconductor, Inc. engages in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets worldwide. The company operates through three primary segments:
Transportation and Standard Products Group (TSPG), Networking and Computing Systems Group (NCSG) and Wireless and Mobile Solutions Group (WMSG). The TSPG segment provides embedded systems components, including processors. The NCSG segment offers embedded processors and related connectivity products for the wired and wireless networking and computing markets. The WMSG segment provides semiconductors for wireless mobile devices, such as cellular phones, smart phones, personal data assistants, two-way messaging devices, global positioning systems, mobile gaming devices and wireless consumer electronics. The company sells its products to original equipment manufacturers, original design manufacturers and contract manufacturers through its own sales force, agents and distributors.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- ---------- ------ ----------- ------- ---------- -------- --------- -------- ----------- ------ -----------

January       *      January      *     January      *      January      *     January      17.10  January      25.25
February      *      February     *     February     *      February     *     February     18.90  February
March         *      March        *     March        *      March        *     March        16.95  March
April         *      April        *     April        *      April        *     April        18.72  April
May           *      May          *     May          *      May          *     May          20.20  May
June          *      June         *     June         *      June         *     June         21.01  June
July          *      July         *     July         *      July        14.05  July         25.52  July
August        *      August       *     August       *      August      13.90  August       23.88  August
September     *      September    *     September    *      September   14.30  September    23.41  September
October       *      October      *     October      *      October     15.54  October      23.69  October
November      *      November     *     November     *      November    17.66  November     25.75  November
December      *      December     *     December     *      December    17.82  December     25.19  December

The closing price on February 14, 2006 was $27.58.




                         JDS UNIPHASE CORPORATION (JDSU)


         JDS Uniphase Corporation designs and manufactures fiber-optic products as well as optics technologies that provide solutions for industrial, commercial and consumer applications. The company operates in three segments: Optical Communications, Commercial and Consumer and Communications Test and Measurement. The Optical Communications segment provides components, modules and subsystems. The Commercial and Consumer segment provides lasers, coated optics and assemblies for defense, aerospace, instrumentation, biomedical, and other applications. The Communications Test and Measurement segment provides a portfolio of equipment, systems, and services used to enable the design, deployment and maintenance of communication equipment and networks. The company markets its products primarily to original equipment manufacturers, distributors, and strategic partners in North America, Europe and Asia Pacific.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
--------- ---------- -------- --------- -------- ---------- -------- --------- -------- ---------- ------- -----------

January      54.81   January      7.00  January      2.70   January      5.10  January      2.15   January       3.12
February     26.75   February     4.85  February     2.87   February     4.83  February     1.91   February
March        18.44   March        5.89  March        2.85   March        4.07  March        1.67   March
April        21.39   April        4.34  April        3.23   April        3.03  April        1.48   April
May          16.71   May          3.51  May          3.78   May          3.37  May          1.53   May
June         12.50   June         2.67  June         3.50   June         3.79  June         1.52   June
July          9.24   July         2.53  July         3.01   July         3.45  July         1.51   July
August        7.05   August       2.69  August       3.45   August       3.11  August       1.58   August
September     6.32   September    1.94  September    3.60   September    3.37  September    2.22   September
October       7.99   October      2.25  October      3.53   October      3.17  October      2.10   October
November     10.08   November     3.41  November     3.44   November     3.17  November     2.57   November
December      8.68   December     2.47  December     3.64   December     3.17  December     2.36   December

The closing price on February 14, 2006 was $2.98.

                          LUCENT TECHNOLOGIES INC (LU)


         Lucent Technologies Inc. designs and supplies systems, services and software used by communications service providers in communications networks. The company operates in three segments: Integrated Network Solutions, Mobility Solutions and Lucent Worldwide Services. The Integrated Network Solutions segment provides a range of software and wireline equipment related to voice networking, data and network management and optical networking. The Mobility Solutions segment provides software and wireless equipment to support radio access and core networks. The Lucent Worldwide Services segment offers deployment, maintenance, professional and managed services in support of the company's product offerings, as well as multivendor networks. The company offers its services to long distance carriers, incumbent local service providers, public telecommunication providers, wireless services providers, backbone builders and large enterprises.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
--------- ---------- -------- --------- -------- ---------- -------- --------- -------- ---------- -------- ----------

January      18.60   January      6.52  January      1.86   January      4.48  January      3.26   January       2.64
February     11.59   February     5.56  February     1.64   February     4.19  February     3.07   February
March         9.97   March        4.73  March        1.47   March        4.11  March        2.75   March
April        10.01   April        4.60  April        1.80   April        3.37  April        2.43   April
May           7.88   May          4.65  May          2.21   May          3.57  May          2.81   May
June          6.21   June         1.66  June         2.03   June         3.78  June         2.91   June
July          6.70   July         1.75  July         1.75   July         3.05  July         2.93   July
August        6.82   August       1.73  August       1.89   August       3.13  August       3.08   August
September     5.73   September    0.76  September    2.16   September    3.17  September    3.25   September
October       6.70   October      1.23  October      3.20   October      3.55  October      2.85   October
November      7.32   November     1.77  November     3.20   November     3.93  November     2.79   November
December      6.30   December     1.26  December     2.84   December     3.76  December     2.66   December

The closing price on February 14, 2006 was $2.83.




                       MINDSPEED TECHNOLOGIES, INC. (MSPD)


         Mindspeed Technologies, Inc. engages in the design, development and sale of semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks. Mindspeed supplies products that support storage area networking, fiber-to-the premise and broadcast video, as well as mainstream synchronous optical networking. In addition, the company supplies products that process and translate voice, data, and video signals and that perform various management and reporting functions. The company sells its products directly, as well as through electronic component distributors and third-party electronic manufacturing service providers to network infrastructure original equipment manufacturers.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- --------- -------- --------- -------- ----------- ------- --------- -------- ---------- -------- ----------

January        *     January      *     January       *     January      9.65  January      2.33   January       3.17
February       *     February     *     February      *     February     8.88  February     2.82   February
March          *     March        *     March         *     March        6.53  March        2.23   March
April          *     April        *     April         *     April        5.14  April        1.36   April
May            *     May          *     May           *     May          5.17  May          1.43   May
June           *     June         *     June         2.70   June         4.96  June         1.22   June
July           *     July         *     July         3.20   July         3.23  July         1.43   July
August         *     August       *     August       3.52   August       3.03  August       1.80   August
September      *     September    *     September    5.39   September    2.00  September    2.41   September
October        *     October      *     October      5.12   October      2.37  October      1.78   October
November       *     November     *     November     6.69   November     2.50  November     1.84   November
December       *     December     *     December     6.85   December     2.78  December     2.35   December

The closing price on February 14, 2006 was $3.63.

                              MOTOROLA, INC. (MOT)


         Motorola, Inc. provides mobility products and solutions across broadband, embedded systems and wireless networks worldwide. The company operates in four segments: Mobile Devices, Networks, Government and Enterprise Mobility Solutions and Connected Home Solutions. Mobile Devices designs, manufactures, sells and services wireless subscriber and server equipment for cellular systems, portable energy storage products and systems, servers and software solutions, and related software and accessory products. The Networks segment designs, manufactures, sells, installs and services wireless infrastructure communication systems. The Government and Enterprise Mobility Solutions segment provides analog and digital two-way radio, voice, and data communications products and systems to public-safety, government, utility, transportation and other markets, as well as offers integrated information management, mobile, and biometric applications and services. The Connected Home Solutions segment offers digital systems and set-top terminals for cable TV and broadcast networks; cable modems and cable modem termination systems and IP-based telephony products; hybrid fiber coaxial network transmission systems used by cable TV operators; digital satellite TV systems; and direct-to-home satellite networks and private networks.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- --------- -------- --------- -------- ---------- -------- --------- -------- ---------- -------- -----------

January      22.81   January     13.31  January      7.98   January     16.58  January     15.74   January      22.71
February     15.17   February    13.00  February     8.42   February    18.45  February    15.66   February
March        14.26   March       14.20  March        8.26   March       17.60  March       14.97   March
April        15.55   April       15.40  April        7.91   April       18.25  April       15.34   April
May          14.70   May         15.99  May          8.52   May         19.77  May         17.37   May
June         16.56   June        14.59  June         9.43   June        18.25  June        18.26   June
July         18.69   July        11.60  July         9.04   July        15.93  July        21.18   July
August       17.40   August      12.00  August      10.73   August      16.15  August      21.88   August
September    15.60   September   10.18  September   11.95   September   18.04  September   22.03   September
October      16.37   October      9.17  October     13.53   October     17.26  October     22.16   October
November     16.54   November    11.24  November    14.04   November    19.26  November    24.09   November
December     15.02   December     8.65  December    14.00   December    17.20  December    22.59   December

The closing price on February 14, 2006 was $22.22.

                        NORTEL NETWORKS CORPORATION (NT)


         Nortel Networks Corporation engages in the design, development, manufacture, assembly, marketing, sale, licensing, installation, servicing and support of networking solutions that consists of hardware, software and services. The company operates in four segments: Wireless Networks, Enterprise Networks, Wireline Networks and Optical Networks. The Wireless Networks segment provides communications networks that enable end-users to be mobile while they send and receive voice and data communications using wireless devices. The Enterprise Networks segment provides data, voice and multimedia communications solutions that include circuit and packet voice solutions and data networking and security solutions to enterprise customers. The Wireline Networks segment provides data, voice and multimedia communications solutions to service providers. The Optical Networks segment solutions transport data, voice and multimedia communications within and between cities, countries, or continents by transmitting communications signals in the form of light waves through fiber optic cables. Nortel Networks serves various enterprise customers, such as large businesses and branch offices, small businesses, home offices and government agencies; educational and other institutions, and utility organizations; customers in the telecommunications, manufacturing, government and financial services sectors; and customers in the healthcare, retail, education, hospitality, services, transportation and other industry sectors worldwide.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- --------- -------- --------- -------- ---------- -------- --------- -------- ---------- -------- ----------

January      38.23   January      7.24  January      2.37   January      7.82  January      3.25   January       3.00
February     18.49   February     5.07  February     2.15   February     7.97  February     2.68   February
March        14.05   March        4.49  March        2.08   March        5.94  March        2.73   March
April        15.30   April        3.40  April        2.58   April        3.74  April        2.49   April
May          13.33   May          2.21  May          3.14   May          3.83  May          2.59   May
June          9.03   June         1.45  June         2.70   June         4.99  June         2.61   June
July          8.00   July         0.97  July         2.95   July         3.66  July         2.63   July
August        6.26   August       1.05  August       3.24   August       3.76  August       3.04   August
September     5.61   September    0.54  September    4.10   September    3.40  September    3.26   September
October       5.81   October      1.23  October      4.44   October      3.39  October      3.25   October
November      7.80   November     1.94  November     4.51   November     3.47  November     2.90   November
December      7.46   December     1.61  December     4.23   December     3.47  December     3.06   December

The closing price on February 14, 2006 was $2.96.

                             PMC-SIERRA, INC. (PMCS)


         PMC-Sierra, Inc. designs, develops, markets and supports high-speed broadband communications semiconductors and MIPS-based processors for enterprise, access, metro, storage, wireless infrastructure and advanced consumer electronics equipment. PMC-Sierra also offers technical and sales support through a network of offices in North America, Europe and Asia. The company sells its products to end customers directly and through distributors and independent manufacturers' representatives.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- --------- -------- ---------- ------- ----------- ------ ----------- ------- ---------- -------- ----------

January      75.56   January     23.87  January      5.50   January     21.85  January     10.27   January       9.46
February     33.50   February    14.61  February     5.66   February    19.90  February     9.95   February
March        24.74   March       16.28  March        5.95   March       16.97  March        8.80   March
April        41.60   April       15.56  April        8.26   April       12.14  April        8.06   April
May          31.30   May         14.22  May         10.86   May         14.10  May          8.77   May
June         31.07   June         9.27  June        11.73   June        14.35  June         9.33   June
July         30.31   July         9.55  July        12.27   July        11.88  July         9.84   July
August       30.75   August       7.01  August      14.25   August       9.34  August       8.47   August
September    10.27   September    3.88  September   13.19   September    8.81  September    8.81   September
October      16.23   October      4.87  October     18.17   October     10.26  October      7.10   October
November     22.79   November     8.17  November    20.36   November    11.04  November     7.87   November
December     21.26   December     5.56  December    20.10   December    11.25  December     7.71   December


The closing price on February 14, 2006 was $10.37.







                          QUALCOMM INCORPORATED (QCOM)


         Qualcomm Incorporated develops and markets digital wireless communications products, technologies and services for use in wireless networks. Qualcomm developed Code Division Multiple Access (CDMA) technology, which is a communications industry standard for digital wireless networks. Qualcomm also develops and supplies CDMA-based integrated circuits and system software for wireless voice and data communications. In addition, Qualcomm develops and supplies global positioning system products to wireless device and infrastructure manufacturers. The company markets and sells its products and CDMA technology through its own direct sales force and through third parties.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
--------- ----------- ------ ---------- -------- ----------- ------ ----------- ------ ----------- -------- ----------

January      84.06   January     44.05  January     37.66   January     58.61  January     37.24   January      47.96
February     54.81   February    33.25  February    34.58   February    63.09  February    36.05   February
March        56.62   March       37.64  March       37.50   March       66.29  March       36.63   March
April        57.36   April       30.16  April       31.88   April       62.46  April       34.89   April
May          60.74   May         31.64  May         33.55   May         67.07  May         37.27   May
June         58.48   June        27.49  June        36.03   June        36.05  June        33.01   June
July         63.23   July        27.48  July        37.48   July        34.19  July        39.48   July
August       58.85   August      27.71  August      41.33   August      38.05  August      39.71   August
September    47.54   September   27.62  September   41.67   September   39.04  September   44.75   September
October      49.12   October     34.52  October     47.49   October     41.60  October     39.76   October
November     58.72   November    41.22  November    44.55   November    41.62  November    45.47   November
December     50.50   December    36.39  December    53.93   December    42.40  December    43.08   December

The closing price on February 14, 2006 was $47.60.

                          RF MICRO DEVICES, INC. (RFMD)

         RF Micro Devices, Inc. designs, develops, manufactures and markets radio frequency integrated circuits, which are included in cellular and personal communications service phones, base stations, wireless local area networks and cable television modems. RF Micro Devices' products include the amplifiers, mixers, modulators/demodulators, transmitters and receivers that are used in wireless equipment. The company markets and sells its products through its own direct sales force and through third parties.


            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- --------- --------- -------- -------- ---------- -------- --------- -------- ---------- -------- -----------

January      21.63   January     18.31  January      5.62   January      9.49  January      5.47   January       7.28
February     11.12   February    15.64  February     6.54   February     9.23  February     5.50   February
March        11.69   March       17.90  March        6.00   March        8.46  March        5.22   March
April        29.38   April       17.40  April        4.72   April        7.36  April        3.92   April
May          26.08   May         16.41  May          5.64   May          7.97  May          4.65   May
June         26.97   June         7.62  June         5.90   June         7.5   June         5.41   June
July         27.36   July         6.66  July         7.37   July         5.92  July         6.09   July
August       25.46   August       6.69  August       8.83   August       5.12  August       6.55   August
September    16.60   September    6.00  September    9.24   September    6.34  September    5.65   September
October      20.44   October      8.48  October     11.69   October      6.51  October      5.24   October
November     24.25   November    12.19  November    11.71   November     6.96  November     5.68   November
December     19.23   December     7.33  December    10.06   December     6.84  December     5.41   December

The closing price on February 14, 2006 was $7.10.




                         SCIENTIFIC-ATLANTA, INC. (SFA)


         Scientific-Atlanta, Inc. manufactures and supplies products and services for the cable television industry. Scientific-Atlanta's products include satellite communications equipment that transports programming from its source to geographically distributed headends, optical communications products that transport information within metropolitan areas to individual neighborhoods and radio frequency electronics products that provide connectivity within the neighborhoods to each consumer's home, as well as digital interactive set-top boxes, high-speed cable modems and home networking products. The company markets and sells its products and services primarily through its sales personnel, independent sales representatives, independent distributors and independent system integrators.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
--------- ---------- -------- --------- -------- ---------- -------- --------- -------- ----------- ------ ------------

January      60.00   January     26.48  January     11.10   January     33.84  January     30.31   January      42.76
February     46.90   February    22.37  February    13.13   February    33.10  February    30.90   February
March        41.59   March       23.10  March       13.74   March       32.34  March       28.22   March
April        57.73   April       20.00  April       16.25   April       32.39  April       30.58   April
May          52.51   May         19.45  May         19.69   May         34.42  May         33.30   May
June         40.60   June        16.45  June        23.84   June        34.5   June        33.27   June
July         25.45   July        12.65  July        30.29   July        30.75  July        38.50   July
August       20.54   August      14.74  August      34.00   August      27.24  August      38.26   August
September    17.50   September   12.51  September   31.15   September   25.92  September   37.51   September
October      20.87   October     12.21  October     29.60   October     27.39  October     35.44   October
November     26.89   November    13.50  November    28.88   November    29.62  November    42.32   November
December     23.94   December    11.86  December    27.30   December    33.01  December    43.07   December

The closing price on February 25, 2006 was $42.82.

                         SKYWORKS SOLUTIONS, INC. (SWKS)


         Skyworks Solutions, Inc. manufactures and markets proprietary radio frequency (RF) and cellular system solutions for wireless communications. Skyworks products include front-end modules, RF subsystems, cellular systems, and infrastructure products. The company operates in the North America, Europe and Asia.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- --------- -------- --------- -------- ---------- -------- --------- --------- --------- -------- ------------

January      30.00   January     21.06    January    6.96   January     10.61  January      7.59   January       5.28
February     16.12   February    15.41    February   6.98   February    11.27  February     7.26   February
March        15.75   March       15.25    March      6.23   March       11.67  March        6.35   March
April        24.57   April       12.25    April      5.35   April        8.55  April        5.22   April
May          22.00   May         10.19    May        7.48   May          8.94  May          6.33   May
June         29.55   June         5.55    June       6.77   June         8.73  June         7.37   June
July         38.12   July         2.90  July         8.50   July         8.38  July         7.33   July
August       31.76   August       4.20  August      11.36   August       8.33  August       7.58   August
September    19.37   September    4.53  September    9.10   September    9.48  September    7.02   September
October      23.28   October      7.10  October      8.58   October      8.89  October      5.36   October
November     24.00   November    12.05  November     8.78   November     9.93  November     5.39   November
December     21.80   December     8.62  December     8.70   December     9.43  December     5.09   December

The closing price on February 14, 2006 was $5.15.




                         SYCAMORE NETWORKS, INC. (SCMR)


         Sycamore Networks, Inc. creates optical networking products that enable telecommunications service providers to transform the capacity created by their fiber-optic networks into an infrastructure for the delivery of high-bandwidth services. Sycamore's customers include local and long distance carriers, international carriers, Internet Service Providers and other telecommunications service providers. The company also offers services such as engineering, furnishing, installation and testing.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- --------- -------- ---------- ------ ------------ ------ ----------- ------ ----------- -------- -----------

January      35.25   January      4.71  January      3.09   January      5.59  January      3.46   January       4.95
February     18.12   February     3.49  February     3.06   February     4.70  February     3.59   February
March        10.00   March        3.95  March        3.05   March        4.08  March        3.56   March
April         9.52   April        3.38  April        3.23   April        3.70  April        3.36   April
May          10.13   May          3.59  May          4.21   May          4.41  May          3.38   May
June          9.32   June         3.86  June         3.82   June         4.23  June         3.45   June
July          7.00   July         2.80  July         4.13   July         3.74  July         3.56   July
August        5.61   August       2.85  August       4.22   August       3.81  August       3.74   August
September     3.48   September    2.35  September    4.90   September    3.73  September    3.77   September
October       4.41   October      2.50  October      5.03   October      3.67  October      3.89   October
November      5.24   November     3.10  November     5.33   November     3.75  November     4.07   November
December      5.36   December     2.89  December     5.22   December     4.06  December     4.32   December

The closing price on February 14, 2006 was $4.68.

                               TELLABS INC. (TLAB)


         Tellabs Inc. develops, manufactures and markets network systems and voice, data and video transmission systems. Tellabs' products include optical networking systems, next-generation synchronous digital hierarchy systems, managed access systems, voice-quality enhancement systems data solutions and cable telephony products. Tellabs also provides installation and professional services that support its product offerings. The company sells its products through its field sales forces and distributors.

            Closing            Closing             Closing            Closing             Closing            Closing
   2001      Price     2002     Price     2003      Price     2004     Price     2005      Price     2006     Price
---------- --------- -------- ---------- ------- ----------- ------ ---------- -------- --------- --------- ----------

January      64.81   January     15.46  January      7.79   January      9.76  January      7.12   January      12.79
February     43.56   February    10.26  February     6.09   February     9.66  February     7.10   February
March        40.69   March       10.47  March        5.79   March        8.66  March        7.30   March
April        35.11   April        8.49  April        6.15   April        8.73  April        7.76   April
May          34.01   May          9.66  May          7.92   May          7.94  May          8.23   May
June         19.38   June         6.20  June         6.56   June         8.74  June         8.70   June
July         16.47   July         5.73  July         6.61   July         8.91  July         9.72   July
August       13.32   August       5.65  August       6.49   August       9.07  August       8.86   August
September     9.88   September    4.07  September    6.81   September    9.19  September   10.52   September
October      13.65   October      7.68  October      7.53   October      8.00  October      9.56   October
November     15.28   November     8.87  November     8.01   November     8.55  November    10.26   November
December     14.96   December     7.27  December     8.41   December     8.59  December    10.90   December

The closing price on February 14, 2006 was $14.01.




                  TERAYON COMMUNICATIONS SYSTEMS, INC. (TERNE)


         Terayon Communication Systems, Inc. engages in the development, marketing and sale of equipment to broadband service providers for delivering broadband voice, digital video solutions (DVS) and data services to residential and business subscribers in the United States. The company's DVS products include the CherryPicker line of digital video processing systems that enable cable, telecom and satellite operators in managing their digital video content, including the rate shaping of video content to maximize the bandwidth for short definition and high definition (HD) programming, grooming customized channel line-ups, carrying ads for local advertisers and branding themselves by inserting their corporate logos into their programming. The company's home access solutions include cable modems, embedded multimedia terminal adapters and home networking devices. The company sells its product primarily to broadband providers, including cable operators, television broadcasters, telecom carriers and satellite providers.

              Closing                Closing                Closing               Closing            Closing            Closing
    2001       Price       2002       Price       2003       Price       2004      Price     2005     Price     2006     Price
------------ --------- ----------- ----------- ---------- ---------- ----------- --------- -------- --------- -------- ----------

January         6.50    January        6.98    January        2.27    January      4.79    January    3.20    January      2.39
February        5.53    February       5.91    February       1.96    February     4.42    February   3.42    February
March           4.56    March          8.48    March          1.71    March        3.42    March      3.08    March
April           4.76    April          2.40    April          1.93    April        2.90    April      2.91    April
May             5.88    May            2.84    May            2.96    May          2.75    May        3.17    May
June            6.12    June           1.33    June           2.71    June         2.34    June       3.09    June
July            6.52    July           1.30    July           4.94    July         1.74    July       3.14    July
August          4.17    August         3.13    August         6.51    August       1.63    August     3.31    August
September       7.19    September      2.32    September      5.76    September    2.12    September  3.90    September
October        11.35    October        2.00    October        6.87    October      1.64    October    2.69    October
November       12.06    November       2.38    November       5.98    November     1.99    November   2.07    November
December        8.27    December       2.05    December       4.50    December     2.71    December   2.31    December

The closing price on February 14, 2006 was $2.29.

                               TUT SYSTEMS (TUTS)

         Tut Systems, Inc. engages in the design, development and sale of digital video processing systems that enable telephony-based service providers to deliver broadcast digital video signals over their networks. The company also offers digital video processing systems that enable private enterprise and government entities to transport video signals over satellite, fiber, radio or copper networks for surveillance, distance learning and television production applications. In addition, the company develops and provides broadband transport and service management products, which enable the provisioning of high speed Internet access and other broadband data services over existing copper networks within hotels and private campus facilities. The company offers its products primarily to local exchange companies, postal companies, government agencies and telephone and telegraph companies in North America, Europe and Asia.

              Closing                Closing                Closing               Closing            Closing            Closing
    2001       Price       2002       Price       2003       Price       2004      Price     2005     Price     2006     Price
----------- ----------- ---------- ---------- ---------- ------------ --------- ---------- -------- ---------- ------ -----------

January         1.44    January        1.30    January        1.30    January      7.26    January    3.67    January      2.99
February        1.45    February       1.24    February       1.24    February     5.33    February   3.80    February
March           1.79    March          1.48    March          1.48    March        4.37    March      2.41    March
April           1.81    April          2.15    April          2.15    April        2.90    April      2.99    April
May             1.71    May            3.57    May            3.57    May          3.09    May        3.02    May
June            1.43    June           3.94    June           3.94    June         3.15    June       2.98    June
July            0.71    July           3.50    July           3.50    July         1.95    July       3.50    July
August          0.82    August         3.50    August         3.50    August       1.94    August     3.21    August
September       0.69    September      4.63    September      4.63    September    2.74    September  3.22    September
October         1.08    October        5.45    October        5.45    October      3.04    October    3.04    October
November        1.30    November       5.07    November       5.07    November     3.95    November   3.06    November
December        1.26    December       6.44    December       6.44    December     4.02    December   2.99    December

The closing price on February 14, 2006 was $3.00.

                               [GRAPHIC OMITTED]



















                        1,000,000,000 Depositary Receipts

                           Broadband HOLDRS(SM) Trust

                           __________________________



                               P R O S P E C T U S


                           __________________________















                                February 16, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (iv) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (v) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (vi) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (vii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (viii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, February 16, 2006.


                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                    By:              *
                                         --------------------------------------
                                         Name:  Joseph F. Regan
                                         Title: First Vice President, Chief
                                                Financial Officer and Controller



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2006.




            Signature                                    Title
            ---------                                    -----

                *                         Chief Executive Officer,
---------------------------------         Chairman of the Board
        Robert J. McCann


                *                         Director
---------------------------------
           Do Woo Kim


                *                         Director
---------------------------------
        Carlos M. Morales


                *                         Director
---------------------------------
      Candace E. Browning


                *                         Director
---------------------------------
       Gregory J. Fleming


                *                         Chief Financial Officer and Controller
---------------------------------
         Joseph F. Regan


*By:      /s/ Mitchell M. Cox             Attorney-in-Fact
     ----------------------------
            Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 22, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Broadband HOLDRS Receipts, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on form S-1 for Broadband HOLDRS.

*24.1 Power of Attorney (included in Part II of the Registration Statement), filed on February 28, 2000 as part of the registration statement filed on form S-1 for Broadband HOLDRS.

*24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*24.3         Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas A.
              Patrick and Dominic A. Carone.

*24.4         Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos
              M. Morales.

*24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

 24.6         Power of Attorney of Robert J. McCann and Joseph F. Regan.



*Previously filed.